                                                                   EXHIBIT 10.43
                                AGENCY AGREEMENT

                                                               November 11, 1999

Cyberoad.com Corporation
Officentro Sabana Sur
Building 7, Fifth Floor
San Jose, Costa Rica

Attention: John Coffey, President

Dear Sirs:

        We understand that Cyberoad.com Corporation (the "Corporation") proposes to issue up to 1,000,000 shares (the "Closing Shares") of common stock, par value $0.00001 per share (the "Common Stock") at a price of US$3.50 each (the "Offering") and to grant an option to Thomson Kernaghan & Co. Limited (hereinafter referred to as the "Agent") to increase the size of the Offering by up to the number of additional shares (the "Option Shares") equal to the sum of
(a) 150,000 plus (b) that number that equals the difference between 1,000,000 and the number of Closing Shares issued on or prior to the Closing Date (as hereinafter defined) in connection with the Offering (the Closing Shares and the Option Shares are referred to herein collectively as the "Shares").

        Subject to the terms and conditions set forth below, the Corporation hereby appoints the Agent as the sole and exclusive agent of the Corporation to solicit, on a best efforts basis, offers to purchase the Shares, and the Agent hereby agrees to act as such agent. It is understood and agreed that the Agent is under no obligation to purchase any Shares, although it may subscribe for and purchase Shares if it so desires.

        The terms and conditions relating to the purchase and sale of the Shares are as follows:

1. THE OFFERING

        (a) Sale on Exempt Basis. The Agent will use its best efforts to arrange for purchasers (the "Purchasers") for the Shares in Ontario and in such other provinces of Canada as may be determined by the Agent and the Corporation (the "Qualifying Provinces") and in such jurisdictions outside Canada and outside the United States as may be determined by the Agent and the Corporation. The sale of the Shares to Purchasers in Ontario is to be effected in a manner exempt from the prospectus requirements of the Securities Act (Ontario) and the Regulation thereunder. Each Purchaser of the Shares resident in or subject to the securities laws of Ontario shall purchase under subsections 72(1)(a), (c) or (d) of the Securities Act (Ontario) as qualified by subsection 27(l) of the Regulation thereto.

        (b) Commission. The Corporation agrees to pay to the Agent at the Time of Closing (as hereinafter defined) a cash commission equal to 8% of the gross proceeds on the sale of the

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                                      -2-


Shares (the "Commission") in consideration of the services to be rendered by the agent in connection with the Offering, which services shall include:

                (i) acting as agent of the Corporation to solicit, on a best efforts basis, offers to purchase the Shares;

                (ii) assisting in the preparation of the form of subscription agreements (the "Subscription Agreements") to be entered into by the Corporation and each of the Purchasers; and

                (iii) advising the Corporation with respect to the private placement of the Shares.

        In addition to the Commission, as additional consideration for the performance of its obligations hereunder, the Corporation shall issue to the Agent at the Time of Closing, compensation options (the "Compensation Options") entitling the holders thereof to purchase that number of shares of common stock of the Corporation (the "Brokers' Shares") equal to 10% of the number of Shares issued in the Offering at the Time of Closing, exercisable until the date which is two years following the Closing Date, at a price of US$3.50 per Brokers' Share. The Corporation will use its reasonable best efforts to register the resale of the Brokers' Shares in the 1933 Act Registration Statement (as hereinafter defined).

        (c) Appointment of Sub-Agent. The Corporation agrees that the Agent will be permitted to appoint other registered dealers (or other dealers duly qualified in their respective jurisdictions) as its agent to assist in the Offering and that the Agent may determine the remuneration payable to such other dealers appointed by it.

        (d) Covenants of the Agent. The Agent covenants, represents and warrants to the Corporation that: (i) it will comply with all applicable securities legislation of each province of Canada and such other jurisdictions outside of Canada in which it solicits or procures subscriptions in connection with the Offering; (ii) except as described herein, it will not solicit or procure subscriptions for Shares so as to require registration thereof or filing of a prospectus with respect thereto under the laws of any jurisdiction; (iii) it, or its duly appointed agents, is duly qualified in the jurisdictions in which it solicits or procures subscriptions in connection with the Offering; and (iv) it will obtain from each Purchaser an executed Subscription Agreement in a form reasonably acceptable to the Corporation and to the Agent relating to the transactions herein contemplated.

2. OFFERING OPTION - By the Corporation's acceptance of this Agreement, the Corporation hereby grants to the Agent an option (the "Offering Option") to sell the Option Shares on behalf of the Corporation at US$3.50 per Option Share and on the other terms and conditions of the Subscription Agreement. The Offering Option may be exercised by the Agent, in whole or in part, at any one time up to and including 5:00 p.m. (Seattle time) on the date that is 30 days from the Closing Date. If the Agent exercises the Offering Option, a closing will occur (the "Offering Option Closing") in the State of California on or prior to the date that is two business days after the date of the exercise of the Offering Option where the Agent shall pay to the Corporation the aggregate gross

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proceeds of the Offering Option by certified cheque or bank draft payable to the
Corporation or its nominee against delivery to the Agent of a certificate in definitive form representing all of the Option Shares registered in the name that the Purchasers of the Option Shares may direct. The applicable terms, conditions, and provisions of the agreement resulting from the Corporation's acceptance of this offer shall apply mutatis mutandis to the Offering Option Closing. This clause creates an option only and the making of any payments on account of the purchase price of any of the Option Shares issued on exercise of the Offering Option shall not obligate the Agent to sell any further Option Shares issued on exercise of the Offering Option. In the event the Corporation shall subdivide, consolidate or otherwise change its Common Shares during the period the Offering Option is outstanding, the Option Shares issuable upon the exercise of the Offering Option shall similarly be subdivided, consolidated or changed such that the Agent receives the same number and type of securities that it would have otherwise received had it exercised in full such option prior to such subdivision, consolidation or change. The exercise price shall be adjusted accordingly and notice shall be given to the Agent of such adjustment. In the event of any dispute as to the required adjustment to the exercise price and number of Option Shares issuable upon exercise of the Offering Option, such adjustment shall be determined conclusively by the auditors of the Corporation.

        At the Offering Option Closing, the Agent will receive a cash commission (the "Option Commission") equal to 8% of the gross proceeds for the Option Shares purchased pursuant to the exercise of the Offering Option and will receive compensation options entitling the holders thereof to purchase that number of Common Shares that equals 10% of the number of Option Shares issued at the Offering Option Closing (the "Offering Option Compensation Options"), exercisable until the date which is two years following the Offering Option Closing, at a price of US$3.50 each.

        As used herein, the term "Subject Securities" includes the Shares, the Compensation Options, the Offering Option and the Offering Option Compensation Options.

3. REGISTRATION, ESCROW AND PENALTY PROVISIONS - Neither the Offering nor the Offering Option is being made to U.S. Persons (as such term is defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act")).

        The Corporation recognizes that it is fundamental to the Purchasers that the Shares and Option Shares may be traded without restriction in the United States. In accordance with this recognition that it is fundamental to the Purchasers of Shares and Option Shares that the foregoing event occurs, the Corporation covenants and agrees that:

        (a) it will file with the Securities and Exchange Commission (the "SEC") a Form 10-SB, Form 20-F or Form 8-A or other appropriate form (a "1934 Act Form") under the United States Securities Exchange Act of 1934, as amended, seeking status as a reporting company in the United States, on or prior to December 7, 1999 or as soon practicable thereafter;

        (b) it will file with the SEC a Registration Statement (the "1933 Act Registration Statement") under the U.S. Securities Act on or prior to December 7, 1999 or as soon as practicable thereafter to qualify the re-sale of the Shares and the Broker's


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                                      -4-


                Shares issuable upon exercise of the Compensation Options Compensation Options;

        (c) in the event either the 1934 Act Form or the 1933 Act Registration Statement is not filed on or prior to December 7, 1999 (the "60 Day Filing Deadline"), the Corporation will deliver to each Purchaser of Closing Shares in the Offering and Option Shares in the Offering Option, for no further consideration, an additional 0.02 shares of Common Stock in respect of each Closing Share issued in connection with the Offering and each Option Share issued in connection with the Offering Option, and will deliver a further 0.02 shares of Common Stock to each such Purchaser for each further 30 days, or part thereof, that elapse beyond the foregoing 60 Day Filing Deadline until both filings are effected;

        (d) it will keep the 1933 Act Registration Statement effective for a period of not less than 24 months from the Closing Date;

        (e) it will use its commercially reasonable efforts to ensure that both the 1934 Act Form and the 1933 Act Registration Statement become effective as soon as possible;

        (f) in the event that both the 1934 Act Form and the 1933 Act Registration Statement have not become effective (the "Effective Date") on or prior to February 5, 2000 (the " 120 Day Deadline"), unless waived by the Agent in writing, the Corporation will deliver to each Purchaser of Closing Shares in the Offering and Option Shares in the Offering Option, for no further consideration, an additional 0.02 shares of Common Stock, in respect of each Closing Share issued in connection with the Offering and each Option Share issued in connection with the Offering Option, and will deliver a further 0.02 shares of Common Stock to each such Purchaser for each 30 days, or part thereof, that elapse beyond the 120 Day Deadline until the Effective Date;

        (g) as additional consideration for each Purchaser acquiring Shares pursuant to the Offering, it will issue to the Agent on behalf of the Purchasers an additional 850,000 shares of Common Stock (the "Escrowed Shares") and deposit the Escrowed Shares with the Agent to hold in escrow subject to release to the Purchasers (or their nominees) in accordance with subsections 3(c) and 3(f) hereof, with any remaining Escrowed Shares being released to the Corporation for cancellation on the earlier to occur of: (i) the Effective Date; and (ii) October 7, 2000;

        (h) at the Closing it will direct an amount equal to 10% of the gross proceeds of the Offering (the "Escrowed Funds") to be placed in escrow with the Agent pursuant to an escrow agreement between the Corporation and the Agent (the "Escrow


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                                      -5-


                Agreement") which will provide, among other matters, that the escrow and invest the Escrowed Funds pursuant to the Escrow Agreement and that the Escrowed Funds will be released to the Corporation on the earlier to occur of: (i) the Effective Date; and (ii) October 7, 2000.

4. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION - The Corporation represents and warrants to the Agent and acknowledges that the Agent is relying upon such representations and warranties, as follows:

        (a) the Corporation has full corporate power and authority to undertake the Offering, the Offering Option and all other transactions contemplated herein;

        (b) the authorized capital of the Corporation consists of 500,000,000 shares of Common Stock, par value $0.00001 per share, of which at the date hereof 11,109,650 shares of Common Stock are issued and outstanding and an additional 1,500,000 shares of Common Stock will be issued after the closing of the Offering in connection with the transfer of 100% of the ownership of eBanx [Isle of Man] Ltd. to Cyberoad.com [Isle of Man] Ltd., which transfer is subject only to the issue and sale of in excess of 571,428 shares pursuant to the Offering in accordance with the terms and conditions of the share purchase agreement dated November, 1999 between Cyberoad.com [Isle of Man] Ltd., Aundyr Enmyn Limited, IFG International (Nominees) Limited, Aundyr Trust and eBanx.com [Isle of Man] Ltd. (the "eBanx Acquisition Agreement"); and

        (c) the Corporation has no subsidiaries other than the subsidiaries listed below (which list includes eBanx [Isle of Man] Ltd. and eBanx [Nevada] Ltd., which companies will only become subsidiaries of the Corporation after the Closing of the Offering pursuant to the eBanx Acquisition Agreement) (collectively, the "subsidiaries") and the Corporation beneficially owns, or will own following the Closing of the Offering in the case of eBanx [Isle of Man] Ltd. and eBanx [Nevada] Ltd., directly or indirectly, the percentage indicated below of all of the issued and outstanding voting and equity shares in the capital of each of the subsidiaries free and clear of all mortgages, liens, charges, pledges, security interest, encumbrances, claims or demands of any kind whatsoever except as set forth in the financial statements referred to in subparagraph 4(k) below, all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Corporation of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of any subsidiary or any other security convertible into or exchangeable for any such shares:


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
                                            Beneficial Equity and Voting
Name                                        Jurisdiction of Incorporation           Ownership
----                                        -----------------------------           ---------
Cyberoad.com [Isle of Man] Ltd. ("IOM")              Isle of Man                     Company

Information y Technologies Canadian                  Costa Rica                      IOM

Sistemas de Informacion Technologies                 Costa Rica                      IOM

eBanx.com [Isle of Man] Ltd.("eBanx IOM")            Isle of Man                     IOM(1)

eBanx [Nevada] Ltd. ("eBanx Nevada")                 Nevada                          eBanx IOM(1)

(1) Subject to closing of the Offering pursuant to the terms of the eBanx Acquisition Agreement.

        (d) the Corporation and each of the subsidiaries is duly qualified to conduct business under the laws of the jurisdiction in which it conducts its business and is in good standing in each such jurisdiction;

        (e) to the best knowledge of the Corporation, the Corporation and each of the subsidiaries possesses all material licenses, certificates, registrations, authorities, permits, consents and qualifications issued by the appropriate state, provincial, municipal or federal regulatory agencies or bodies necessary to conduct the business now operated by it and all such licences, certificates, registrations, authorities, permits, consents and qualifications are valid and in full force and effect and do not contain any unusually burdensome provision, condition or limitation which has a material adverse effect on the operation of the business of the Corporation or the subsidiaries as now conducted and neither the Corporation nor the subsidiaries have received any notice of proceedings relating to the revocation or modification of any such licenses, certificates, authorities, permits, consents or qualifications which, if the subject of an unfavourable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition, income or future prospects of the Corporation and the subsidiaries, taken as a whole;

        (f) all of the press releases issued by or on behalf of the Corporation or any of the subsidiaries since March 31, 1999, copies of which are attached hereto as Schedule A, were true and correct in all material respects and did not contain a misrepresentation (as defined in the Securities Act (Ontario)) as at the date of such issuance;

        (g) except as set forth herein, neither the Corporation nor any of the subsidiaries is a party to or has granted any agreement, warrant, option, right or privilege capable of becoming an agreement, for the purchase,


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                                      -7-


                subscription or issuance of any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock other than not more than 1,700,000 options granted to directors, officers and employees of the Corporation exercisable at US$1.00 each, not more than 500,000 options granted to directors, officers and employees of the Corporation exercisable at market prices at the time of grant, 200,000 compensation options granted to the Agent exercisable at US$1.00 each, and 1,500,000 Common Shares in connection with the acquisition of eBanx IOM;

        (h) each of this Agreement, the Subscription Agreements, the Escrow Agreement and the Compensation Options (collectively the "Transaction Documents") has been, or will be upon execution thereof, duly authorized and executed by the Corporation and constitutes, or will constitute when executed, a legal, valid and binding obligation of the Corporation enforceable in accordance with its terms except that: (i) the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally, (ii) rights of indemnity, contribution and waiver of contribution thereunder may be limited under applicable law and (iii) equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted by a court of competent jurisdiction;

        (i) the entering into of each of the Transaction Documents and the performance of the transactions contemplated thereby will not result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with: (i) any statute, rule or regulation applicable to the Corporation or its subsidiaries;
                (ii) any of the terms, conditions or provisions of the Corporation's Articles of Incorporation or by-laws or resolutions of the Corporation or its subsidiaries; or (iii) any trust indenture, agreement, instrument or other document to which the Corporation is a party or by which the Corporation or its subsidiaries is a party or will be contractually bound as of the Time of Closing; or (iv) any judgment, decree or order binding on the Corporation, its subsidiaries or any of their assets;

        (j) the audited financial statements of Cyberoad Gaming Corporation ("Gaming") as at and for the seven months ended February 28, 1999 (the "Audited Financial Statements"), previously delivered to the Agent (i) are in accordance with the books and records of Gaming; (ii) contain and reflect all adjustments necessary for the fair presentation of the results of operations and the financial condition of the business of Gaming for the period covered thereby; and (iii) present fairly the assets and financial condition of Gaming as at February 28, 1999 and the results of its operations and the changes in its financial position in accordance with U.S. generally accepted accounting principles applied on a consistent basis;

        (k) the unaudited consolidated financial statements of the Corporation as at and for the month ended May 31, 1999 (the "Unaudited Financial Statements"), previously delivered to the Agent (i) are in accordance with the books and records of the Corporation and the subsidiaries; and (ii) present fairly the consolidated assets and financial condition of the Corporation as at May 31, 1999 and the consolidated results of its operations and the changes in its consolidated financial position for the period then ended in accordance with U.S. generally accepted accounting principles applied on a consistent basis;

        (1) other than as disclosed in the Audited Financial Statements and the Unaudited Financial Statements, or otherwise disclosed in writing to the Agent, no material actions, suits, inquiries or governmental proceedings are outstanding or pending or, to the knowledge of the Corporation, are contemplated or threatened to which the Corporation or any of the subsidiaries is a party or to which the property of the Corporation or the subsidiaries is subject that would result individually or in the aggregate in any material adverse change in the operation, business or condition of the Corporation;

        (m) each of the Corporation and the subsidiaries has filed all necessary tax returns and notices and has paid all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due by the appropriate taxing authority and neither the Corporation nor the subsidiaries is aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to itself where, in any of the above cases it might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation or the subsidiaries, taken as a whole;

        (n) other than the Agent, there is no person, firm or corporation acting or purporting to act at the request of the Corporation or any of the subsidiaries, who is entitled to any brokerage or finder's fee in connection with the transactions contemplated herein;

        (o) each of the Corporation and the subsidiaries is validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate capacity, power and authority to carry on its business as now conducted by it and as proposed to be conducted by it in the Business Plan (as defined below) and to own, lease and operate its assets and the Corporation has all requisite corporate power and authority to carry out the provisions and the transactions contemplated hereunder;

        (p) the April 19, 1999 business plan of the Corporation (the "Business Plan") together with the Subscription Agreements and the attachments thereto which describes the business (the "Business") of the Corporation and the subsidiaries, collectively, do not contain a misrepresentation (as such term is defined in the Securities Act (Ontario)) regarding the Corporation which might reasonably be expected to result in any material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation or the subsidiaries, taken as a whole;

        (q) for the purposes of the representations and warranties contained in this paragraph 4(q), the following terms have the following meanings:

                (i) "Computer Technology" means computer hardware, software, firmware, interfaces, logic, control systems, engineering documentation, technical designs, systems requirements, specifications, plans, testing procedures and all related documentation whether in printed or computer format, and other equipment that includes computing technology or embedded logic such as microchips and sensors;

                (ii) "COTS" means third party commercial off-the-shelf software licensed to the Corporation or its subsidiaries and utilized by the Corporation or its subsidiaries in conducting the Business;

                (iii) "Intellectual Property" means all technical designs, systems requirements, specifications and plans, computer software, whether in machine or human readable form, patents, trademarks, service names, tradenames, copyrights, licences, trade secrets or other proprietary rights or property licensed, sub-licensed or otherwise transferred to third parties by the Corporation and its subsidiaries or otherwise used in the Business as now conducted;

                (iv) "Software Licences" means the material licences of Third Party Software and COTS to the Corporation and its subsidiaries; and

                (v) "Third Party Software" means the software licensed to the Corporation or its subsidiaries which is bundled with, embedded in or forms part of the Intellectual Property;

                        (A) the Corporation and/or its subsidiaries owns or holds a license in respect of the copyright in any software which is a part of the Intellectual Property;

                        (B) any source code for any software forming part of the Intellectual Property which the Corporation or any subsidiary holds has been treated as a trade secret of the Corporation;

                        (C) subject to any patent or other proprietary rights of third parties not known to the Corporation, the Corporation and its subsidiaries, taken as a whole:

                                I. have the exclusive right to use, sell, license, prepare derivative works for, and dispose of, the Intellectual Property except for licences to customers; and

                                II. have the right to act unilaterally to bring actions for the infringement or misappropriation of the Intellectual Property;

                        (D) neither the Corporation nor any of its subsidiaries have received notice that they, either individually or together, are infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the Intellectual Property, and to the knowledge of each of them, there is no basis for any such claim provided that the Corporation has no knowledge of whether or not there is any infringement of third party patent or other proprietary rights with respect to any of the Intellectual Property;

                        (E)     the Software Licences:

                                I. are in good standing and in full force and effect and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a default under any of the Software Licences; and

                                II.     have not been assigned by the
                                        Corporation and/or its Subsidiaries;

                        (F) no material Software License to the Corporation and/or its Subsidiaries has been terminated in the last year;

                        (G)     to the knowledge of the Corporation:

                                I. there are no activities or conduct of any third party that would constitute material infringement of any rights of the Corporation and/or its Subsidiaries in or to the Intellectual Property; and

                                II.     neither the Corporation nor its
                                        Subsidiaries has received any notices
                                        asserting that any right in or to the
                                        Intellectual Property, or, subject to
                                        the terms of the Software Licences, the
                                        proposed use, sale, license or
                                        disposition of the Intellectual Property as contemplated by the Corporation or its Subsidiaries, conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion;

                        (H) the only persons who own or have any rights to the use of the Intellectual Property are Gaming, Asanol Management Corporation ("Asanol") and Internet Wagering Systems, Ltd. ("IWS");

                        (I) subject to closing of the Offering and the Corporation's satisfaction of debt to Advanced Financial Services, Inc. (which the Corporation hereby covenants to satisfy promptly following closing), there are no liens or other encumbrances on or against the Intellectual Property;

                        (J) to the knowledge of the Corporation, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated in this Agreement will not breach, violate or conflict with any instrument or agreement governing any rights to the Intellectual Property or the Third Party Software, will not cause the forfeiture or termination of any rights to the Intellectual Property or the Third Party Software or in any way excludes the right of the Corporation and/or its subsidiaries to use, sell, license or dispose of, or to bring any action for the infringement of, any rights to the Intellectual Property which the Corporation and/or its subsidiaries might otherwise have or in any way exclude the right of the Corporation and/or its subsidiaries to use, license or sub-license any rights to the Third Party Software which the Corporation and/or its subsidiaries might otherwise have;

                        (K) except with respect to the COTS and the Third Party Software, all software which forms part of the Intellectual Property was written only by individuals who were either full time employees of the Corporation or contractors who assigned their intellectual property rights therein to the Corporation or its subsidiaries pursuant to written agreements. All of the aforesaid individuals have waived in writing or have agreed orally to waive in writing their rights in such software (and the Corporation hereby covenants to obtain written waivers from all such individuals within 30 days following closing of the Offering);

                        (L) all licences granted by the Corporation or its subsidiaries to use the Intellectual Property have only been granted in the ordinary course of business and have been in respect of object code versions of the software comprised in the Intellectual Property;

                        (M) there are no restrictions on the ability of the Corporation or its subsidiaries or any successor to or assignee from them to use and exploit all rights in the Intellectual Property, other than in accordance with the terms of the applicable Software Licenses and the COTS and Third Party Software. None of the rights of the Corporation or its subsidiaries in the Intellectual Property or the Third Party Software will be impaired or affected in any way by the transactions contemplated by this agreement;

                        (N) to the Corporation's best knowledge, all Intellectual Property or other Computer Technology provided by the Corporation or its subsidiaries to any third party including without limitation pursuant to any license agreement is Year 2000 compliant. Without limiting the foregoing, to the best knowledge of the Corporation, all Third Party Software and COTS provided to third parties is Year 2000 compliant. The Corporation does not have any obligations (contingent or otherwise) in respect of any Third Party Software provided to third parties by the Corporation or its subsidiaries that is not Year 2000 compliant;

                        (0) the source code for the Intellectual Property has not been delivered or made available to any person (other than the subsidiaries, Gaming, IWS and Asanol) and none of the Corporation or its subsidiaries has agreed to or undertaken to or in any other way promised to provide such source code to any other person; and

                        (P) to the best knowledge of the Corporation, the COTS are in good standing and in full force and effect and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a default under any of the COTS licenses.

        (r) no order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of securities by the Corporation has been issued and to the knowledge of the Corporation, no proceedings for this purpose have been instituted, are pending, contemplated or threatened; provided, however, as of December 1, 1999 if the Corporation does not file a registration statement with the U.S. Securities and Exchange Commission which is at that date declared effective, the Corporation's securities will cease to trade on the OTC Bulletin Board; and provided further, that the Corporation has not filed a registration statement at the date hereof and believes its securities will be halted from trading as of December 1, 1999;

        (s) since May 31, 1999, the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing;

        (t) there is not, in the Articles of Incorporation or by-laws of the Corporation or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is a party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of its Common Stock; and

        (u) Interwest Transfer Co., Inc. ("Interwest"), at its principal offices at 1981 East 4800 South, Suite 100, Salt Lake City, Utah, U.S.A. 84117 has been duly appointed as the transfer agent and registrar for all of the outstanding Common Shares.

5. COVENANTS OF THE CORPORATION - The Corporation hereby covenants to and with the Agent that it will:

        (a) fulfil all legal requirements to permit the creation, issuance, offering and sale of the Subject Securities as contemplated in this Agreement including, without limitation, compliance with all applicable securities legislation to enable the Shares to be offered for sale and sold to Purchasers without the necessity of filing a prospectus in the provinces of Ontario;

        (b) prior to any Closing, permit the Agent and its counsel to conduct all due diligence which the Agent may reasonably require to conduct in order to fulfil its obligations under applicable securities legislation;

        (c) ensure that at the respective times of filing and at all times subsequent to the filing thereof until two years thereafter, the 1933 Act Registration Statement and the 1934 Act Form will fully comply in all material respects, with the requirements of applicable securities legislation;

        (d) deliver in Toronto, within three Business Days of the Effective Date for the 1933 Act Registration Statement and the 1934 Act Form, as the case may be, without charge to the Agent, as many copies of the 1933 Act Registration Statement and the 1934 Act Form, as the Agent may reasonably request, and such delivery shall constitute: (A) the consent of the Corporation to use such documents in connection with the distribution of the Shares and the Broker's Shares issuable upon exercise of the Compensation Options and the Offering Option Compensation Options; and (B) the Corporation's representation and warranty to the Agent that, at the time of delivery by the Corporation to the Agent, the information and statements contained therein (except information and statements relating solely to or provided by the Agent) contain no material misrepresentation and do not omit to state a material fact relating to the Corporation, and the Shares and the Broker's Shares issuable upon exercise of the Compensation Options and the Offering Option Compensation Options;

        (e)     to appoint the Agent, as custodian under the Escrow Agreement;

        (f) forthwith after the Closing, to file such documents as may be required under the applicable securities laws of the Qualifying Provinces relating to the private placement of the Shares which, without limiting the generality of the foregoing, shall include a Form 45-501F1 as prescribed by the Regulation made under the Securities Act (Ontario); and

        (g) in the event that any person, firm or corporation acting or purporting to act for the Corporation or any of the subsidiaries establishes a claim for any fee from the Agent relating to the Offering, the Corporation covenants to indemnify and hold harmless the Agent with respect thereto and with respect to all costs reasonably incurred in the defense thereof.

6. CONDITIONS OF CLOSING - The purchase and sale of the Shares and the Closing shall be subject to the following conditions, which conditions may be waived in writing in whole or in part by the party entitled to the benefit thereto:

        (a) the Corporation having obtained all requisite regulatory approvals required to be obtained by the Corporation in respect of the Offering and the Offering Option, as applicable, on terms mutually acceptable to the Corporation and the Agent;

        (b) the Corporation, and the Agent having complied fully with all relevant statutory and regulatory requirements required to be complied with prior to the Time of Closing in connection with the Offering and the Offering Option, as applicable;

        (c) the Corporation having taken all necessary corporate action to authorize and approve the Transaction Documents and all other matters relating thereto;

        (d) the Agent having received at Closing legal opinions of counsel to the Corporation, addressed to the Agent and each of the Purchasers, acceptable in all reasonable respects to counsel to the Agent;

        (e) the Agent having delivered to the Corporation at the Closing duly executed Subscription Agreements to purchase Shares and such Subscription Agreements having been accepted by the Corporation; and

        (f) the Corporation having delivered to the Agent a certificate of Interwest as registrar and transfer agent which certifies that as at the Closing Date and before giving effect to the Offering, 11,109,650 Common Shares are issued and outstanding.

7. CLOSING - The purchase and sale of the Shares (the "Closing") shall be completed at such place as the Corporation and the Agent may agree upon, in one or more Closings, at 11:00 a.m. (Toronto time) (the "Time of Closing") the first of which shall occur on November 11, 1999 or at such other time or on such other date as the Corporation and the Agent may agree upon (the "Closing Date"). The parties acknowledge that U.S. $499,999.50 has been advanced to the Corporation prior to the first Time of Closing pursuant to a Subscription Agreement provided to the Corporation in advance of the Time of Closing to purchase 142,857 Closing Shares (the "Advance").

        At the Time of Closing, the Corporation shall deliver to the Agent on behalf of the Purchasers:

        (a) an irrevocable direction to Interwest to issue and deliver: (i) to the Purchasers certificates representing the Closing Shares, and Option Shares, if applicable, duly registered as directed by the subscription agreements; and (ii) at the first Closing, to the Agent, as custodian, certificates representing 850,000 Common Shares to be held in escrow;

        (b)     the legal opinion(s) as contemplated in subsection 6(d) hereof;
                and

        (c) such further documentation as is contemplated in the closing agenda attached as Schedule B hereto or as the applicable regulatory authorities may reasonably require;

against delivery by the Agent to the Corporation of (a) duly executed Subscription Agreements to purchase such Shares; and (b) payment to the Corporation or its nominee by certified cheques or bank drafts or other mechanism agreed to by the Corporation and the Agent, of that amount that equals 90% of the aggregate purchase price for the Shares paid for at the Time of Closing less: (i) 10% of the amount of the Advance; (ii) the Commission; and
(iii) the expenses payable at the Time of Closing in accordance with section 8 hereof. The Agent shall retain, as custodian under the Escrow Agreement, that amount that equals 10% of the purchase price for the Shares paid for at the Time of Closing plus, at the first Closing, 10% of the amount of the Advance.

8. EXPENSES - Whether or not Closing occurs, the Corporation shall pay all costs, fees and expenses, if any, of or incidental to the performance of the obligations under this Agreement including, without limitation; (i) the cost of preparing, filing and amending, if applicable, the 1933 Act Registration Statement and the 1934 Act Form, (ii) the cost of printing certificates for the Shares and Broker's Shares issuable upon exercise of the Compensation Options and Offering Option Compensation Options, (iii) the cost of registration, countersignature and delivery of the Shares and Broker's Shares issuable upon exercise of the Compensation Options and Offering Option Compensation Options,
(iv) the fees and expenses of the Corporation's auditors, counsel and any local counsel, (v) the reasonable fees and expenses of the Agent's counsel, and (vi) the Agent's reasonable out-of-pocket expenses (including marketing expenses provided that any flights shall be business class). Such amounts payable to the Agent and its agents shall be identified in reasonable detail in documents tabled at Closing and shall be paid by the Corporation at the Time of Closing to the Agent in respect of fees and expenses incurred to such date (other than expenses of Bruce MacDonald and Dal Brynelen which shall be payable after the Time of Closing), and as soon as reasonably possible following receipt of any additional invoices therefor in respect of expenses and fees incurred after the Time of Closing (and expenses of Bruce MacDonald and Dal Brynelen), which, to the extent such expenses and fees incurred after the Time of Closing exceed U.S. $3,000, have been approved in advance by the Corporation and within a reasonable time period following receipt of any additional invoices therefor along with sufficient supporting material as may be reasonably requested by the Corporation.

9.    INDEMNITIES

        (a) the Corporation (as the "Indemnifying Party") hereby covenants and agrees to protect, indemnify and hold harmless the Agent and its directors, officers, employees, attorneys and agents (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") from and against all losses (except for loss of profits), claims, expenses, costs, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims provided such settlement is made pursuant to the terms and conditions of this section 9) which they may suffer or incur caused by or arising directly or indirectly by reason of:

                (i) any information or statement (except any information or statement made or provided by or solely relating to the Agent, unless such information or statements were provided to the Agent, or prepared, by the Corporation) contained in the Business Plan, the 1934 Act Form or the 1933 Act Registration Statement being or being alleged to be a misrepresentation;

                (ii) the omission to state in the Business Plan, the 1934 Act Form or the 1933 Act Registration Statement, or any amendment to such document a material fact required to be stated therein or necessary to make the statements therein not misleading (except the omission to state a material fact made or provided by or solely relating to the Agent, unless such information or statements were provided to the Agent, or prepared, by the Corporation);

                (iii) the Corporation not complying with any requirement of any securities legislation or regulatory requirements of any jurisdiction in which Purchasers reside in connection with the Offering, or the Offering Option;

                (iv) any order made or any inquiry, investigation or proceeding commenced or threatened by any regulatory authority based upon an allegation that any untrue statement or alleged omission or any misrepresentation or alleged misrepresentation in the Business Plan, the 1934 Act Form, the 1933 Act Registration Statement or any amendment to such document exists (except information and statements made or prepared by or solely relating to the Agent, unless such information or statements were provided to the Agent, or prepared, by the Corporation) which prevents or restricts the trading of the Shares or the Option Shares or the Brokers' Shares; or

                (v) the Corporation's failure to comply with any of its obligations hereunder;

        (b) the Agent (as the "Indemnifying Party") agrees to indemnify and hold harmless the Corporation and its agents, employees, attorneys, officers and directors of each of the foregoing (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all losses (except for loss of profits), claims, costs, damages, liabilities or expenses, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims provided such settlement is made pursuant to the terms and conditions of this section 9) which they may suffer or incur arising directly out of or based directly upon the willful misconduct or gross negligence of the Agent;

        (c) if any action or claim (including any governmental or regulatory investigation or proceeding) shall be asserted against an Indemnified Party in respect of which indemnity may be sought from an Indemnifying Party pursuant to the provisions hereof, or if any such potential action or potential claim shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Indemnifying Party in writing of the nature of such action or claim (provided that any failure to so notify shall not affect the Indemnifying Party's liability under this section 9 unless such delay has prejudiced the defense to such claim). The Indemnifying Party shall be entitled but not obliged to participate in or to assume the defense thereof, provided, however that the defense shall be through legal counsel acceptable to the Indemnified Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be borne by the Indemnified Party unless (i) the employment thereof has been specifically authorized in writing by the Indemnifying Party; (ii) the Indemnified Party has been advised by counsel acceptable to the Indemnifying Party, acting reasonably, that representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or
                (iii) the Indemnifying Party has failed, within a reasonable time after receipt of such written notice to assume the defense of such action or claim. It is understood and agreed that the Indemnifying Party shall not, in connection with any action, suit, proceeding or claim in the same jurisdiction, be liable for the legal fees and expenses of more than one separate legal firm to represent the Indemnified Parties. Neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified in this section obtained by the Indemnified Party from any other person;

        (d) to the extent that any Indemnified Party is not a party to this Agreement, the Agent or Corporation, as the case may be, shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party;

        (e) the Corporation hereby waives its right to recover contribution from the Agent with respect to any liability of the Corporation by reason of or arising out of any misrepresentation or omission contained in the Business Plan, 1934 Act Form or the 1933 Act Registration Statement or any amendment to such documents; provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of any misrepresentation or omission which is based upon or results from information made or provided by or solely relating to the Agent contained in such document (unless such information or statements were provided to the Agent, or prepared, by the Corporation); and

(f) each of the Corporation and the Agent hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to indemnification hereunder is brought against the other or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Indemnifying Party's right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

10. CONTRIBUTION - In the event that, for any reason, the indemnity provided for in section 9 hereof is illegal or unenforceable, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (except loss of profits in connection with the sale of Shares) of the nature provided for in section 9 hereof such that the Agent shall be responsible for that portion represented by the percentage that the Commission bears to the gross proceeds from the Offering and the Corporation shall be responsible for the balance provided that in no event shall the Agent be responsible for any amount in excess of the Commission actually received by the Agent. Notwithstanding the foregoing, a person guilty of fraudulent misrepresentation shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section. The right to contribution provided in this section shall be in addition and not in derogation of any other right to contribution which any Indemnifying Party may have by statute or otherwise by law.

11. TERMINATION RIGHTS - In addition to any other remedies which may be available to the Agent, the Agent shall be entitled, at its option, to terminate and cancel, without any liability on its part, all of its obligations under this Agreement and the obligations of any person whom the Agent has solicited to purchase the Shares who has executed a Subscription Agreement, by notice in writing to that effect delivered to the Corporation prior to the Time of Closing if:

        (a) the Agent is not satisfied in its sole discretion with the results of all or any portion of its due diligence review and investigations of the Corporation or the subsidiaries;

        (b) there is in the sole opinion of the Agent a material change or change in material fact or new material fact or an undisclosed material fact or material change which might be expected to have an adverse effect on the business, affairs, profitability or prospects of the Corporation on a consolidated basis or on the market price or value of the Common Shares, Shares or other securities of the Corporation;

        (c) there should develop, occur or come into effect any occurrence of national or international consequence, or any action, law or regulation, inquiry, or other occurrence of any nature whatsoever which, in the sole opinion of the Agent, seriously affects, or may seriously affect, the financial markets or the business of the Corporation, its subsidiaries and affiliates, taken together or the market price or value of the Common Shares, Shares or other securities of the Corporation;

        (d) the state of the financial markets is such that in the sole opinion of the Agent it would be unprofitable to offer or continue to offer the Shares for sale;

        (e) there is a new inquiry, action, suit, proceeding or investigation (whether formal or informal instituted or announced or threatened) in relation to the Corporation, any one of the subsidiaries or any one of the Corporation's directors, officers or principal shareholders;

        (f) any order to cease trading in the securities of the Corporation is made, threatened or announced by a competent securities regulatory authority; or

        (g) the Corporation is in material breach of a term, condition, or covenant of this Agreement or any representation or warranty given by the Corporation in this Agreement is or becomes materially false.

        If the Agent terminates this Agreement pursuant to this section there shall be no further liability on the part of the Agent or of the Corporation to the Agent except in respect of any obligation which may have arisen or may thereafter arise under sections 9 or 10 hereof.

        The right of the Agent to terminate its obligations under this Agreement is in addition to such other remedies as it may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.

12. BREACH OF AGREEMENT - All terms and conditions of this Agreement to be performed or satisfied by the Corporation shall be constituted as conditions and any breach of, or failure by the Corporation to comply with, any term or condition of this Agreement shall entitle the Agent, on behalf of the Purchasers, to terminate their respective obligations to purchase the Shares by notice to that effect given to the Corporation prior to the Time of Closing. In the event of any such termination, there shall be no further liability on the part of the Corporation or the Agent. The Agent may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance provided, however, that any waiver or extension must be in writing and signed by the Agent in order to be binding upon it.

13. NOTICES - Any notice under this Agreement shall be given in writing and either delivered or telecopied to the party to receive such notice at the address or telecopy numbers indicated below:

to the Corporation or any indemnified party:

               Cyberoad.com Corporation
               Officentro Sabana Sur
               Building 7, Fifth Floor
               San Jose, Costa Rica

               Attention:  Mr. John Coffey, President
               Fax:        (506) 231-7733

with a copy to:

               Julie M. Kaufer, Esq.
               Troop Steuber Pasich Reddick & Tobey
               2029 Century Park East
               24th Floor
               Los Angeles, California
               90067-3010

               Attention:   Julie M. Kaufer
               Fax:         (310) 728-2313

to the Agent or any Indemnified Party:

               Thomson Kernaghan & Co. Limited
               365 Bay Street, Suite 1000
               Toronto, Ontario
               M5H 2V2

               Attention: Gregg Badger
               Fax:       (416) 860-6352

with a copy to:

               Beach, Hepburn
               Suite 1000, 36 Toronto Street
               Toronto, Ontario
               M5C 2C5

               Attention: Jay Goldman
               Fax:       (416) 350-3510
or such other address or telecopy number as such party my hereafter designate by notice in writing to the other party. If a notice is delivered, it shall be effective from the date of delivery; and if such notice is telecopied (with receipt confirmed), it shall be effective on the Business Day following the date such notice is telecopied.

14. SURVIVAL - All representations, warranties, and agreements of the parties contained herein or contained in any document submitted pursuant to this Agreement or in connection with the purchase of the Closing Shares shall survive the purchase of the Closing Shares by the Purchasers, the exercise of the Offering Option and subsequent disposition of the Option Shares by the Purchasers and shall continue in full force and effect unaffected by any subsequent disposition of the Subject Securities, for a period of two years from the Closing, and the Agent shall not be limited or prejudiced by any investigation made by or on behalf of the Agent in the course of the distribution of the Shares except for those matters in respect of which the Agent had knowledge prior to proceeding with the Closing of the Offering.

15. ENTIRE AGREEMENT - The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written, including without limitation the letter agreement between the Corporation and the Agent dated and accepted by the Corporation on June 18, 1999.

16. COUNTERPARTS - This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed to be one and the same document, and notwithstanding their actual date of execution shall be deemed to be dated as of the date first above written.

17. GENERAL - The Agreement shall be governed by and interpreted in accordance with the laws of Florida and the federal laws of the United States applicable therein and time shall be of the essence hereof.

18. CURRENCY - Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of the United States.

        If the above is in accordance with your understanding, please sign and return to the Agent a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between the Corporation and the Agent.


                                            THOMSON KERNAGHAN & CO. LIMITED


                                            Per: /s/ GREGG BADGER
                                                ------------------------------

        The above offer is hereby accepted and agreed to as of the date first above written.



                                            CYBEROAD.COM CORPORATION

                                            Per: /s/ JOHN COFFEY
                                                ------------------------------

                                   SCHEDULE A


                              [CYBEROAD.COM LOGO]


                             FOR IMMEDIATE RELEASE

                       CYBEROAD.COM COMPLETES ACQUISITION
                    AGREES TO $US7 MILLION PRIVATE PLACEMENT

Dublin, Ireland -- April 29, 1999 -- cyberoad.com Ltd., a corporation organized under the laws of Ireland, announced today the completion of a share exchange agreement with LAL Ventures Corp. (OTC BB: LALV) and a $US2,000,000 financing by way of private placement. Under the terms of the share exchange, LAL Ventures will acquire all of the stock of cyberoad.com Ltd. in exchange for restricted common stock of LAL Ventures. LAL Ventures plans to change its name to cyberoad.com Corporation. By this transaction, cyberoad.com Corporation becomes the parent corporation of cyberoad.com Ltd. The common stock of LAL Ventures will trade under the symbol "LALV" until such time as a new symbol is assigned.

cyberoad.com also announced the signing of an agreement with investment bankers, Thomson Kernaghan & Company Ltd., to complete a financing on a best efforts basis of a private placement of up to 2,000,000 shares of its common stock at a price of $US3.50 per share. The closing of this financing is subject to definitive documentation and satisfactory due diligence.

cyberoad.com is a leading Internet company that develops and manages distributed wide area network gaming (Sportbook and Casino) systems.

For more information about cyberoad.com please contact:

H. Graham Christie V.P.
Website: cyberoad.com
e-mail:ir@cyberoad.com
Phone: 1-888-263-0000

Except for the historical information contained herein, matters discussed in this news release may be considered forward looking statements that involve risks and uncertainties, including those related to customer acceptance of new products and services, impact of competition, the risk of delay in product development and release dates, risks of product returns, investments in new business opportunities and the other risks detailed from time to time in the Company's SEC reports, including without limitation its quarterly reports on Form 10-Q and its annual report on Form 10-K. The actual results the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties.

                              [CYBEROAD.COM LOGO]


                             FOR IMMEDIATE RELEASE


                            CYBEROAD.COM CORPORATION
                        CHANGES TRADING SYMBOL TO "FUNN"


Dublin, Ireland -- May 10, 1999 -- cyberoad.com Corporation, formerly LAL Ventures Corp. (OTC BB: LALV) announced today that it has received regulatory approval for its name change and has been assigned the new OTC BB trading symbol: FUNN.

cyberoad.com Corporation is a pioneering Internet company that develops, markets and manages distributed wide area network gaming systems (sportsbooks and casinos). cyberoad.com Corporation also provides ongoing management and technical support services for its gaming-industry clients.

The FUNN trading symbol emphasizes the Company's commitment to the unlimited market for online interactive entertainment software.




For more information about cyberoad.com please contact:

H. Graham Christie V.P.
Website: cyberoad.com
e-mail: ir@cyberoad.com
Phone: 1-888-263-0000



Except for the historical information contained herein, matters discussed in this news release may be considered forward looking statements that involve risks and uncertainties, including those related to customer acceptance of new products and services, impact of competition, the risk of delay in product development and release dates, risks of product returns, investments in new business opportunities and the other risks detailed from time to time in the Company's SEC reports, including without limitation its quarterly reports on Form 10-Q and its annual report on Form 10-K. The actual results the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties.

                   CYBEROAD.COM BETS ON VERSANT FOR DATABASE
                                  PERFORMANCE
         VERSANT OBJECT DATABASE DRIVES WEB-BASED SPORTS BETTING SYSTEM

FREMONT, California, May 25, 1999 -- Versant Corporation (NASDAQ: VSNT), a leader in enterprise component management an distributed object systems, announced today that Irish technology development company cyberoad.com (OTC:BB
FUNN) will release this summer Version 2 of CR Netbook, a web-based sports betting system that uses the Versant Object Database Management System (ODBMS).

Some of the most prominent online gaming sites, which includes The Big Book & Casino (http://thebigbook.com), Grand Prix Sportsbook (http://grandprixsports.com) and Mayan Sportsbook (http://mayansports.com), will be upgrading to version 2 of the Versant-based CR Netbook software when it becomes available this summer, Version 2 of the product is expected to be the most advanced, scalable sports betting system on the market.

"Using Versant, rather than a relational database, allows us to focus more on the business object model, and avoid the compromises we would have to make if we were to optimize the program for relational storage," said Carl Schmidt, CIO of Cyberoad.com. "This directly translates into faster development times, and ultimately a faster product."

Versant's distributed object-based technology was the obvious choice for the Irish developer. Because Cyberoad.com is experiencing very rapid growth, the company needed a high degree of scalability, easy development, and strong support. Versant fit the bill in each case. "The distributed database requirements for an application of this nature are very steep, but Versant was able to meet every one of them," said Nick Ordon, President and CEO of Versant. "The wagering sites that are using CR Netbook are growing rapidly and need a robust database with a distributed architecture behind their operations. Versant's ODBMS is uniquely capable of powering these complex, distributed systems."

The online wagering sites, which depend on CR Netbook to provide the brains behind the betting, have to be fast, user-friendly and highly secure. Using The Big Book and other Netbook-powered sits, users can confidently place bets online in real time. On the back end, Versant enables a quick response time for end users, keeps rigorous track of each and every transaction across multiple locations, and makes sure the electronic money floating through each site is safe and secure.

"Versant's support for distribution and replication is excellent," added Schmidt. "As the sportsbook operators that use our system start to address the global market, they'll invariably need to deploy multiple points of presence to meet demand and provide strong response times to end users. Using Versant, this distribution will be virtually transparent to our application."

This press release contains forward-looking information within the ???? of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by these sections. These forward-looking statements include those related in the availability and ???? of the Versant-based CR Netbook. Versant ???? no obligation to update the information contained in this press release.

Further Information Contact:
Michelle Fridman
Versant Corporation
510-789-1500
mfridman@versant.com

Greg Taylor
Cyberoad.com
press@cyberoad.com

                                    A-4                          [CYBEROAD LOGO]


                              CYBEROAD.COM(TM) IS
                            CALLING ALL 'WISE GUYS'
           cyberoad.com(tm) creates a smarter, faster WiseGuy Contest

Dublin, Ireland, September 24, 1999 - cyberoad.com Corporation (OTC BB:PUNN), a leading internet technology company today launched a faster, more user-friendly version of the WiseGuy Contest available at www.thesportsmachine.com, the original free gaming contest website.

The most exciting new feature of the new, free WiseGuy Contest allows participants to select their bet choices and place them into a "shopping cart" called the Bet Builder. Players are then able to quickly place bets from this shopping cart. As well, unlike most any other gaming environment, WiseGuy Contest participants can now place three new, dynamic bet types parlaying and teasing across multiple sports, as well as buying points on a spread within a parlay. In addition, the new "Open Bets" section offers contestants an instantly updated game status report on all their open bets as the event is completed and graded, allowing players to check the "real time" status of all bets.

"cyberoad.com has improved the technology that operates the free WiseGuy Contest based on feedback from players," said Graham Christie, vice president for cyberoad.com. "The WiseGuy Contest's new technology is part of our ongoing mission to provide the most user-friendly, seamless and exciting gaming environment for players of all sites powered by cyberoad.com".

The WiseGuy Contest is the premier free online sports betting contest. Players test their wagering abilities with $10,000 of "playdough" provided each month, where they can place bets on point spreads, buy points, moneylines, game totals, parlays and teasers.

In addition, the WiseGuy Contest includes a comprehensive Betting Guide where novice players can learn the inside strategies and get insight before ever placing a bet.

The WiseGuy Contest is one of four gaming and sportsbook sites powered by cyberoad.com technology. Other game websites that operate with the cyberoad.com software include www.thebigbook.com, www.mayansports.com and www.grandprixsports.com.

cyberoad.com is a pioneer among Internet companies, sp?? the global gaming industry; providing superior software and network systems development, network management and ongoing technical support services for its gaming industry clients.

                                   SCHEDULE B

                                 CLOSING AGENDA

                            CYBEROAD.COM CORPORATION

             Issue of up to 1,000,000 Shares at U.S. $3.50 per Share
                   for Gross Proceeds of up to U.S. $3,500,000



CLOSING DATE: Thursday, November 11, 1999

TIME:         11:00 a.m. (Toronto time)

PLACE:        36 Toronto Street, Suite 1000, Toronto, Ontario M5C 2C5

DEFINED TERMS

"Agency Agreement"       the agency agreement between the Company and the Agent
                         dated November 11, 1999, relating to the sale of Closing Shares

"Agent"                  Thomson Kernaghan & Co. Limited

"BH"                     Beach, Hepburn, counsel to the Agent

"Company"                Cyberoad.com Corporation

"Compensation Option"    non-assignable compensation option entitling the Agent
                         to purchase up to 10% of the number of Closing Shares issued at closing at a price of U.S. $3.50 per share at any time on or before the date which is two years following the closing date

"Compensation Option
Certificate"             certificate representing the Compensation Option

"Custodian"              Thomson Kernaghan & Co. Limited

"Offering Option"        option entitling the Agent to sell additional Shares at
                         a price of U.S. $3.50 per Option Share at any time on or before the date which is 30 days following the closing date

"Offering Option
 Compensation Option"    compensation option entitling the Agent to Purchase 10%
                         of the number of Option Shares issued at the Offering
                         Option closing at a price of U.S.

                        $3.50 per Share at any time on or before the date which is two years following the closing

"Transfer Agent"        Interwest Transfer Co., Inc.

"TS" Troop Steuber Pasich Reddick & Tobey LLP, counsel to the Company

All other capitalized words not otherwise defined herein shall have the meanings ascribed to such words in the Agency Agreement.

STANDARD DELIVERY

        Unless otherwise noted, sufficient original copies of the document will be prepared so that "Standard Delivery" may be made of each document; original payments and certificates representing Shares will be delivered only to the parties entitled thereto and photocopies of the same will be provided to all other parties.

        Standard Delivery means delivery to the following parties and in the following numbers:

        Company          1
        Agent            1
        TS               1
        BH               1
                         -

        Total            4
                         =

TERMS OF CLOSING

All deliveries at the closing as well as all deliveries and payments called for shall be held in escrow until all such deliveries and payments have been made. Agreement by a representative of the Company, the Agent, TS and BH that all such deliveries and payments have been completed, shall be conclusive evidence that same have been completed.

REPRESENTATION

On behalf of the Company: Krista Wilson

On behalf of the Agent: Gregg Badger

On behalf of TS: Julie M. Kaufer

On behalf of BH: Jay Goldman

On behalf of the Custodian: Gregg Badger

I. DOCUMENTS TO BE DELIVERED AT CLOSING

      ITEM      DOCUMENT                                    DELIVERED BY           DELIVERED TO
      ----      --------                                    ------------           ------------
      1.        Agency Agreement                            Agent                  Standard Delivery

      2.        Escrow Agreement                            Custodian              Standard Delivery
                                                                                   and Custodian

      3.        Subscription Agreements with                Agent                  Company (original)
                consents/waivers of Purchasers                                     Standard Delivery
                                                                                   (copies)

      4.        Secretary's Certificate attaching:          Company                Standard Delivery

                (a)  certified copies of articles and by-
                     laws of the Company

                (b)  certified consent resolution of the
                     directors of the Company: (i)
                     approving the Agency, Escrow
                     and Subscription Agreements;
                     (ii) allotting, and reserving for
                     issue shares issuable in
                     connection with the Offering, the
                     Offering Option, upon exercise
                     of the Compensation Option and
                     Offering Option Compensation
                     Option and under the Escrow
                     Agreement; (iii) approving the
                     appointment of the Transfer
                     Agent as the registrar and
                     transfer agent of the Company
                     and; (iv) certain other matters;
                     and

                (c)  bring down certificate from the
                     Agency Agreement

     5.         Certificate of incumbency of
                signatories of the Company

     6.         Certificate of Compliance/Good              Company                Agent (original)
                Standing for the Company and each of                               Standard Delivery
                the subsidiaries                                                   (copies)

     7.         Letters from local counsel of each of       Company                Standard Delivery
                the subsidiaries confirming registered
                shareholders thereof

     8.         Specimen certificate evidencing             Company                Standard Delivery
                Shares

     ITEM       DOCUMENT                                    DELIVERED BY           DELIVERED TO
     ----       --------                                    ------------           ------------

     9.         Certificate of Transfer Agent as to         Company                Standard Delivery
                issued and outstanding shares

     10.        eBanx [Isle of Man] Ltd. acquisition        Company                Standard Delivery
                agreement                                                          (copies)

     11.        Comfort letter re: Cyberoad [Ireland]       Company                Standard Delivery
                                                                                   (copies)

     12.        Direction of the Company to the             Company                Transfer Agent
                Transfer Agent with respect to                                     (original)
                registration particulars of the Shares to                          Standard Delivery
                be issued and delivered to the                                     (copies)
                Purchasers and Escrowed Shares to
                be issued and delivered to the
                Custodian

     13.        Letter of the Agent confirmed by the        Agent                  Standard Delivery
                Company confirming gross proceeds of
                $2,271,007; commission payable to the
                Agent of $181,680.56; expenses of
                $58,324.75; net proceeds payable to the
                Company of $1,303,901.49; directing the
                advance of $227,100.70 to the Custodian;
                and attaching applicable supporting
                documentation for the expenses set forth
                therein

     14.        Evidence of wire transfer or cheque         Agent                  Company (original)
                (including transfer identification number)                         Standard Delivery
                from the Agent to the Company in the                               (copies)
                amount of $1,303,901.49 representing the
                net proceeds of the Offering, payable to
                the Company

     15.        Compensation Option                         Company                Agent (original)
                                                                                   Standard Delivery
                                                                                   (copies)

     16.        Receipt of Agent for commission,            Agent                  Company (original)
                expenses and Compensation Option                                   Standard Delivery
                Certificate                                                        (copies)

I. DOCUMENTS TO BE DELIVERED AT CLOSING (CONT'D.)

     17.        Advance of the Agent to the Custodian in    Agent                  Custodian (original)
                the amount of $227,100.70, representing                            Standard Delivery
                the funds to be held in escrow by the                              (copies)
                Custodian pursuant to the Escrow
                Agreement

     18.        Receipt of the Custodian for the foregoing  Custodian              Company (original)
                 cheque                                                            Standard Delivery
                                                                                   (copies)

     19.        Opinion of TS together with supporting      Company                Standard Delivery
                officers' certificate in respect of opinion

     20.        Opinion of local Florida counsel            Company                Standard Delivery

II.      MATTERS TO BE COMPLETED FOLLOWING THE CLOSING

      1. Certificates representing an aggregate of 648,859 Shares registered in accordance with item 12 of the closing documents

      2.        Certificates representing an aggregate of 850,000 Escrowed
                Shares issued to the Agent on behalf of the Purchasers and delivered to the Custodian

      3.        Settlement of matters relating to Dal Brynelen

      4.        Company to issue Press Release

      5.        Exercise of Offering Option, if applicable

      6.        Closing of Exercise of Offering Option, if applicable

      7.        Filing of Form 45-501F1 (Ontario)

      8.        Prepare and file 1934 Act Form and 1933 Act Registration
                Statement

      9.        Release of Escrowed Funds and Escrowed Shares